Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Novelos Therapeutics, Inc. (the “Company”) for the year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Harry S. Palmin, Chief Executive Officer and President of the Company, and I, Joanne M. Protano, Chief Financial Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C.§ 1350, adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HARRY S. PALMIN	/s/ JOANNE M. PROTANO
Harry S. Palmin	Joanne M. Protano
Principal Executive Officer	Principal Financial Officer

Dated: March 24, 2008

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Novelos Therapeutics, Inc. and will be retained by Novelos Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.